UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2019

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02                   Results of Operations and Financial Condition.

The information in Item 8.01 below regarding certain financial information contained in slide 29 of the presentation attached hereto as Exhibit 99.1 is incorporated into this Item 2.02 by reference.  Slide 29 contains estimates regarding cash and cash equivalents of the Company as of December 31, 2018.  These estimates are preliminary and actual results may differ due to the completion of the Company’s closing procedures with respect to the fiscal year ended December 31, 2018, final adjustments and other developments that may arise between now and the time the financial results for the 2018 fiscal year are finalized.  As such, these estimates should not be viewed as a substitute for the full audited financial statements prepared in accordance with U.S. generally accepted accounting principles.  These estimates could change materially and are not necessarily indicative of the results to be achieved for the 2018 fiscal year or any future period.  As a result, of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this preliminary financial information.  The Company does not undertake any obligation to publicly update or revise this information, except as required by law.

Item 8.01                   Other Events.

Attached as Exhibit 99.1 is a presentation, including certain financial information that the Company will post on its website on January 4, 2019 and may use from time to time in presentations or discussions with investors, analysts and other parties.

Item 9.01                   Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document

99.1	Zynerba Pharmaceuticals, Inc. Presentation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel

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